SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2003

GOLDEN PATRIOT, CORP.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0216152

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-69036

Commission File Number: 000-33065

Boundaries Capital, Inc.

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On September 29, 2003, Brothers Oil & Gas Inc. and we mutually terminated our option on the 18 R Well and the 61-9 Well, as well as our right to participate in the Pulv & Olsece Horizons, all of which are located in the Pioneer Canal Project located in Kern County, California.

Also on September 29, 2003, we completed a mining lease agreement on a Nevada mineral exploration property from Scoonover Exploration LLC.  The Dun Glen Prospect consists of 29 mining claims covering approximately 700 acres.  The definitive agreement gives us lease rights to a 100% interest in the property contingent upon certain annual payments being made to Scoonover Exploration, LLC.  Scoonover Exploration, LLC. retains a net smelter royalty interest ranging from 2% to 4% depending on the claim. We may terminate the agreement with 30 days notice.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

Our board of directors approved a name change, forward stock split and an increase to our authorized capital via a directors’ consent resolution, which will become effective as of

September 29, 2003.  Shareholder approval of the name change, forward stock split, and increase to our authorized capital was granted by way of a shareholder consent resolution dated September 18, 2003 representing the majority of our issued and outstanding common shares, also to become effective on September 29, 2003.

Our articles of incorporation are being amended to change our name from Boundaries Capital, Inc. to Golden Patriot, Corp.  Also, on the amendment of our articles of incorporation, every one (1) of our issued and outstanding shares shall be forward split into five (5) of our issued and outstanding shares and our authorized capital will increase from 100,000,000 common shares with a par value of $0.001 to 150,000,000 common shares with a par value of $0.001.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

On September 29, 2003, Allen Sewell resigned as our president and director.  There were no disagreements between Allen Sewell and us relating to our policies, operations or practices.

Conrad Clemiss, one of our existing directors, replaces Allen Sewell as our president.  The size of our board decreased from three to two directors.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PATRIOT, CORP.

/s/ Conrad Clemiss

__________________________________

Conrad Clemiss

President & Director

Date:         September 29, 2003